Exhibit 99.2

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

ANNOUNCES THE CLOSING OF THE BUSINESS COMBINATION

WITH GREAT AMERICAN

New York, NY – August 3, 2009 — Alternative Asset Management Acquisition Corp. (“AAMAC”) (NYSE Amex: AMV) announced today that the business combination with Great American Group, LLC (“Great American”) was consummated on July 31, 2009.

In accordance with the terms of the transaction, each outstanding share of AAMAC common stock now represents 2.0 shares of common stock of Great American Group, Inc. (“GA”) and each outstanding AAMAC warrant now represents a GA warrant exercisable for one share of GA common stock, which warrants are not exercisable during the 90-day period following the consummation of the transaction. The units of AAMAC were separated into the component common stock and warrant, each of which participated in the transaction as described. In addition, AAMAC and Great American became wholly-owned subsidiaries of GA. After July 31, 2009, the units, common stock and warrants of AAMAC will no longer trade on the NYSE Amex. The common stock and warrants of GA are expected to commence trading on the OTC Bulletin Board under the symbols “GAMR” and “GAMRW,” respectively, on August 3, 2009, or as soon thereafter as practicable.

A total of approximately 11,836,425 shares issued in AAMAC’s initial public offering were cast at the annual meeting of stockholders in opposition to the business combination with Great American and elected to be converted into a pro rata portion of the proceeds from AAMAC’s initial public offering held in trust, representing less than 30% of the shares issued in the AAMAC initial public offering.

About Alternative Asset Management Acquisition Corp.

AAMAC is a blank check company which was formed in 2007 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. AAMAC’s initial public offering was consummated on August 7, 2007 and it received net proceeds of $397,560,377 through the sale of 41.4 million units, including 5.4 million units pursuant to the underwriters’ over-allotment option, at $10.00 per unit. Each unit is comprised of one share of AAMAC common stock and one warrant with an exercise price of $7.50. As of July 8, 2009, AAMAC held approximately $407.8 million (or approximately $9.84 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the transaction.

About Great American Group, Inc.

GA is a leading provider of asset disposition solutions and valuation and appraisal services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms.

Forward Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the benefits of the transaction; the future financial performance of GA following the transaction; the growth of the market for GA’s services; expansion plans and opportunities; consolidation in the market for GA’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (1) difficulties encountered in integrating the merged companies; (2) success in retaining or recruiting, or changes required in, GA’s officers, key employees or directors following the transaction; (3) listing or delisting of AAMAC’s securities from the NYSE Amex or the ability to have GA’s securities listed on the Nasdaq Capital Market following the transaction; (4) the potential liquidity and trading of AAMAC’s and GA’s public securities; (5) GA’s revenues and operating performance; (6) changes in overall economic conditions; (7) anticipated business development activities of GA’s following the transaction; (8) risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); (9) the note issued in connection with the transaction (the “Note”) is in favor of certain parties related to GA and their interests may differ from those of GA’s securityholders; (10) GA’s obligations pursuant to the Note may negatively affect GA’s financial position and results of operations; (11) GA’s obligations pursuant to the Note may reduce GA’s ability to pursue future liquidation engagements and other business opportunities; (12) GA’s obligations pursuant to the Note may increase GA’s need for additional sources of financing in the future and there can be no assurance that GA will be able to obtain any additional financing on commercially reasonable terms, if at all; (13) if GA is unable to satisfy its obligations under the Note on or prior to the maturity date, there can be no assurance that GA will be able to refinance the Note on commercially reasonable terms, if at all; and (14) other risks referenced from time to time in AAMAC’s and GA’s filings with the SEC and those factors listed in the Definitive Proxy Statement/Prospectus dated as of July 20, 2009 under “Risk Factors”. None of AAMAC, Great American or GA assumes any obligation to update the information contained in this release.

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Contact:

Alternative Asset Management Acquisition Corp.

Contact: Chris Tofalli

Chris Tofalli Public Relations, LLC

(914) 834-4334

chris@tofallipr.com

Great American Group, Inc.

Contact: Laura Wayman

847-444-1400 ext 312

lwayman@greatamerican.com

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